                                                                    EXHIBIT 8(d)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 10 to the Registration Statement No. 33-51702 of ML of New York Variable Life Separate Account II on Form S-6 of our reports on (i) ML Life Insurance Company of New York dated February 27, 2001, and (ii) ML of New York Variable Life Separate Account II dated January 26, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP

New York, New York
April 25, 2000